Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Surrey Bancorp

145 North Renfro Street

Mount Airy, North Carolina 27030-8038

We consent to the incorporation by reference in Registration Statements (Nos. 333-108676 and 333-108677) on Forms S-8 of Surrey Bancorp of our report dated March 28, 2014, relating to our audit of the consolidated financial statements which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Surrey Bancorp for the years ended December 31, 2013 and 2012.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

March 28, 2014